Exhibit 10.2

GENERAL RELEASE AND AGREEMENT TO AMEND EMPLOYMENT AGREEMENT

THIS GENERAL RELEASE AND AGREEMENT TO AMEND EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into on February 1, 2008, by and between Lawrence L. Spanley, Jr. (hereinafter “Employee”), a Missouri resident, and Bakers Footwear Group, Inc. (hereinafter the “Company”) (collectively, the “Parties”). For and in consideration of the following promises, the parties agree to the following:

RECITALS

WHEREAS, Employee has served as Chief Financial Officer, Executive Vice President, Secretary, and Treasurer of the Company; and

WHEREAS, Employee entered into an employment agreement (the “Employment Agreement”) with the Company on August 28, 2006; and

WHEREAS, pursuant to its automatic renewal provisions, the Employment Agreement automatically renewed for a one-year term on August 25, 2007; and

WHEREAS, the Employment Agreement’s terms provide that the Parties could amend and modify the terms of the Employment Agreement by written agreement executed by the Company and Employee; and

WHEREAS, the Parties desire to amend the Employment Agreement to accommodate Employee’s desire to resign from his current positions of employment with the Company, effective at the end of the day on February 2, 2008 (the “Resignation Date”), but to remain employed with the Company in a reduced capacity as special advisor to the principal executive officer and the principal financial officer pursuant to an amended version of the Employment Agreement (attached hereto as Attachment A), starting the day after the Resignation Date, so that Employee may pursue other personal interests not adverse to the Company; and,

WHEREAS, the Parties desire to resolve any and all issues between them, actual or potential, and to enter into a full and final settlement of all matters between the Parties, including, but not limited to, any issues which might arise out of the instant amendment of the Employment Agreement.

NOW THEREFORE, for and in consideration of the releases, covenants and undertakings hereinafter set forth, and for other good and valuable consideration, which each party hereby acknowledges, it is agreed as follows:

1.     Employment Agreement Amendments. In exchange for the consideration detailed in this Agreement, including but not limited to the Company’s accommodation of Employee’s desire to assume a reduced role of employment for the Company prior to the end of Employee’s current contract term and the Employee’s provision of services to the Company as an special advisor to the principal executive officer and the principal financial officer beginning on the day after the Resignation Date, the Parties hereby amend and restate the Employment Agreement so that it matches the terms and language set forth in Attachment A (“Amended Employment Agreement”). The Parties agree further that, although this Agreement becomes fully binding on the Effective Date, as defined in Paragraph 24, the Parties’ amendments to the Employment Agreement will not take effect until the Resignation Date; therefore, until the Resignation Date, the un-amended Employment Agreement will continue to govern Employee’s employment relationship with the Company.

2.        Payments. The Company will make the payments described below, which are in addition to those payments and benefits to which Employee is entitled by way of his amended Employment Agreement with the Company, in consideration and in exchange for Employee’s promises, agreements, releases, and obligations set forth herein, so long as Employee submits this Agreement properly executed to the Company on or before February 20, 2008, does not thereafter revoke this Agreement pursuant to Paragraph 24, and adheres to the promises and agreements set out in the balance of this Agreement. Employee, however, will not be eligible for participation in any additional bonus or equity awards or programs following the Resignation Date; provided, however, that Employee shall remain eligible for participation in any bonus paid at the discretion of the Chairman and Chief Executive Officer. Furthermore, Employee will not be eligible to participate in any other benefits except as outlined in this Agreement or in the amended Employment Agreement, following the Resignation Date.

(A)      Payment Amount and Structure. The Company will pay Employee a total of One Hundred Thirty-Five Thousand Dollars and Six Cents ($135,000.06) (“Total Resignation Payment”), less withholdings required by law and in regular two-week intervals consistent with the Company’s regular pay cycles. The parties understand and agree that the Total Resignation Payment does not include any payments made by the Company to Employee prior to February 3, 2008, but that when taken together with the total base salary to which Employee is entitled under Paragraph 4 of the Amended Employment Agreement, payment of the Total Resignation Payment will result in Employee’s regular pay cycle payments from the Company remaining the same as they were during the fiscal year 2007 for the twenty-six (26) pay installments following February 3, 2008. If Employee’s death occurs during the period of February 3, 2008, through January 31, 2009, any installments of the Total Resignation Payment owing to Employee at the time of his death shall be paid to his wife, Linda, in the intervals provided herein, or if she is not then living, or Employee is not married to her at the time of his death, then to Employee’s estate in a lump sum within one hundred twenty (120) days of Employee’s death. In any event, any amount of the Total Resignation Payment owed to Employee, Employee’s wife, or Employee’s estate under this Paragraph 2(A) shall have been paid before March 15, 2009.

(B)      Acknowledgment of Consideration. Employee acknowledges and agrees the payments referenced in Paragraph 2(A) are valuable consideration to him and that he would not otherwise be entitled to such consideration absent his execution of this Agreement, which includes Employee’s general release of the Company and various other promises.

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3.        Forfeiture of Rights and Entitlements under Un-Amended Employment Agreement. Employee agrees that, to the extent any rights and entitlements to payments of any kind or any other entitlements, statuses, titles, or benefits of any kind—potential or realized—provided by the Employment Agreement as it existed prior to the Parties’ execution of this Agreement are inconsistent with the rights and entitlements to payments of any kind or any other entitlements, statuses, titles, or benefits of any kind—potential or realized—provided by the Amended Employment Agreement, Employee forfeits all such inconsistent rights and entitlements to payments and any other entitlements, statuses, titles, or benefits of any kind—potential or realized—provided by the Employment Agreement prior to its amendment by this Agreement.

4.        Bonus Plan. The Parties agree that this Agreement does not affect any 2007 bonus awards Employee possessed at the time of his execution of this Agreement; however, Employee acknowledges and agrees that he has no entitlement to any other bonus award or to participate in any other bonus plan; provided, however, that Employee shall remain eligible for participation in any bonus paid at the discretion of the Chairman and Chief Executive Officer.

5.        Stock Options. The Parties agree that this Agreement does not affect any of Employee’s rights to exercise any stock options that the Company issued or granted to him since the Company became a publicly-traded entity and that Employee possessed at the time of his execution of this Agreement; however, Employee acknowledges and agrees that he has no entitlement to any other stock options with the Company.

6.        2005 Performance Incentive Plan. The Parties agree that this Agreement does not affect any entitlement to any payment under the 2005 Performance Incentive Plan that Employee possessed at the time of his execution of this Agreement; however, Employee acknowledges and agrees that he has no entitlement to participate in any other performance incentive plan with the Company.

7.        Vesting in Retirement Plans. As of the Resignation Date, Employee was fully vested in the Company’s 401(k) plan.

8.        Release of Claims. Employee, for and on behalf of Employee and Employee’s heirs, beneficiaries, executors, administrators, successors, assigns, and anyone claiming through or under any of the foregoing, hereby agrees to, and does, remise, release and forever discharge the Company and its current and former agents, officers, employees, directors, divisions, parents, subsidiaries, affiliates, representatives, attorneys, successors, and assigns (hereinafter, collectively, the “Company Releasees”) from any and all matters, claims, demands, damages, causes of action, debts, liabilities, controversies, judgments and suits of every kind and nature whatsoever, foreseen or unforeseen, known or unknown, which have arisen or could arise between Employee and the Company Releasees from matters, actions, or inactions which occurred prior to or on the Offer Date (as defined below in Paragraph 24), including but not limited to all such claims and matters arising from or in connection with Employee’s employment with the Company, his resignation from the positions of Chief Financial Officer, Executive Vice President, Secretary, and Treasurer of the Company, his acceptance of the position of

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special advisor to the principal executive officer and the principal financial officer, Employee’s Employment Agreement, and the offer, negotiation, and acceptance of this Agreement. Employee understands that the provisions of this Paragraph mean that he cannot bring a lawsuit against the Company Releasees for any reason, except for the interpretation, breach, and/or enforcement of the terms of this Agreement or the terms of the Amended Employment Agreement, which is attached hereto as Exhibit A.

9.        Agreement Not to File Suit or Other Claims. Employee, for and on behalf of Employee and Employee’s beneficiaries, executors, administrators, successors, assigns, and anyone claiming through or under any of the foregoing, agrees that they will not file or otherwise submit any charge, claim, complaint, or action to any agency, court, organization, or judicial forum (nor will Employee permit any person, group of persons, or organization to take such action on Employee’s behalf) against the Company Releasees arising out of any actions or non-actions on the part of the Company Releasees arising before or on the Offer Date. If any person or entity should bring such a charge, claim, complaint, or action on Employee’s behalf, Employee hereby waives and forfeits any right to recovery under said claim and will exercise every good faith effort to have such claim dismissed. The provisions of this Paragraph and Paragraph 10, below, shall not be construed to prevent Employee from filing a charge with the Equal Employment Opportunity Commission (“EEOC”), only to the extent he is permitted to do so by law. However, Employee expressly waives and disclaims any right to compensation or other benefit which may inure to him as a result of any such charge and hereby expressly agrees to provide any such benefit or pay any such compensation directly to the Company. Employee understands that the provisions of this Paragraph mean that he cannot bring a lawsuit against the Company Releasees for any reason, except for the interpretation, breach, and/or enforcement of the terms of this Agreement or the terms of the Amended Employment Agreement, which is attached hereto as Exhibit A.

10.      Claims Covered by Agreement. The charges, claims, complaints, matters, demands, damages, and causes of action referenced in Paragraphs 8 and 9, above, include, but are not limited to, (i) any breach of an actual or implied contract of employment between Employee and the Company Releasees, (ii) any claim of unjust, wrongful, or tortious discharge (including any claim of fraud, negligence, retaliation for whistleblowing, or intentional infliction of emotional distress), (iii) any claim of defamation or other common-law action, (iv) any claim related to the issuance or non-issuance of stock, or (v) any claims of violations arising under whistleblower employee protection provisions of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1514A, the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq., the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., (including but not limited to the Older Worker’s Benefit Protection Act), the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601, the Employee Retirement Income Security Act, 29 U.S.C. § 1001, et seq. or the Missouri Human Rights Act, R.S. Mo. § 213.010, et. seq., the Missouri

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Service Letter Statute, R.S. Mo. § 290.140, the Missouri Employment Security Act, R.S. Mo. § 288.010, et seq., retaliation for exercise of rights Under the Missouri Worker’s Compensation Act, R.S. Mo.§ 287.010 et seq.; the Missouri Aids Act, R.S.Mo. § 191.6665, et seq., as amended; the Missouri Equal Pay Law, R.S.Mo. § 290.400-290.460 et seq., as amended; the Missouri Handicap Discrimination Statute, R.S.Mo. § 209.150, 290.160, 290.162, and 209.180 et seq., as amended; the Missouri Genetic Testing Information Bias Law, R.S.Mo. §375.1300, 375.1303, 375.1306 and 375.1309 et seq., as amended; the Missouri Smokers Rights Law, R.S.Mo. § 290.145 et seq., as amended, or any other federal, state, or local statutes or ordinances or common laws, or any claims for pay, vacation pay, business expenses, insurance, welfare benefits, or any other benefits of employment with the Company Releasees arising from or relating to Employee’s Employment Agreement as it existed prior to its amendment by way of this Agreement, from any other agreement with the Company Releasees except the amended Employment Agreement attached hereto as Attachment A, or from any other events occurring prior to or on the Offer Date other than those payments and benefits specifically provided herein. It is expressly agreed and understood that Employee does not release any claims arising out of the Amended Employment Agreement or this Agreement.

11.      Release of Benefit Claims. Employee further releases and waives any claim for any type of compensation or employee benefits with the Company accruing prior to or on the Offer Date, except (a) to the extent specifically provided herein, and (b) with respect to accrued paid vacation, accrued paid sick leave, or participation in the Company’s 401(k) plan.

12.      Representations and Warranties Regarding the FMLA, FLSA, and Sarbanes-Oxley Act. Employee represents and warrants that he is not aware of any circumstances that might entitle Employee to a leave of absence under the Family and Medical Leave Act (“FMLA”) or any fact which might justify a claim against the Company for violation of the FMLA. Employee represents and warrants further that Employee has received or will receive under the terms of this Agreement any and all wages and commissions for work performed and all overtime compensation and FMLA leave to which Employee may have been entitled, and that Employee is not currently aware of any facts or circumstances constituting a violation by the Company of the FMLA or the Fair Labor Standards Act (“FLSA”). Employee represents and warrants further that he has not received any notice that, nor is he personally aware of any allegation that either he or the Company has violated any provision of the Sarbanes-Oxley Act of 2002. Employee specifically warrants that he has discussed this issue and all underlying facts with his attorney prior to making these representations.

13.      Confidentiality of Agreement. Notwithstanding the Company’s duty to comply with Securities Exchange Commission (“SEC”) public disclosure requirements, in exchange for the receipt of the payments set out above, Employee agrees that he will not publicize this Agreement directly, either in specific or as to general content, to either the public generally, to any employee or agent of the Company, or to any other person or entity, except as Employee might be lawfully compelled to give testimony by court or federal agency process, lawful deposition, interrogatory, or arbitrator of competent

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jurisdiction, or to participate in an EEOC, SEC, or other federal agency investigation, or except as otherwise provided in this Paragraph 13. Furthermore, the parties do not intend for this Agreement to restrict Employee from engaging in any whistleblower activity protected by federal law; thus, Employee’s publicity of and discussions about the terms of this Agreement, if made in connection with whistleblower activity protected by federal law, will not constitute a breach of this Agreement. Employee’s agreement to keep confidential the terms of this Agreement requires Employee to refrain from communicating regarding the terms of this Agreement with anyone except Employee’s immediate family, Employee’s attorney, accountant, or financial advisor who has a legitimate need to know the terms of this Agreement in order to render professional advice or services to Employee, and Employee’s prospective and future employers (only to the extent provided expressly by the provisions of this Paragraph 13); otherwise, Employee agrees not to identify or reveal any other terms of the Agreement. The Company recognizes Employee may need to disclose the provisions of Paragraph 14 to prospective employers, and to that limited extent, Employee may, without violating this Agreement, disclose the provisions of Paragraph 14 to prospective employers. Employee agrees that this Paragraph constitutes a material term of this Agreement, and that any breach of this provision will be considered a material breach and will, among all other available remedies, excuse the Company from any further obligations to Employee under this Agreement, including any remaining payments set forth in Paragraph 2 hereof. This shall not be construed as a limitation of remedies, and the Company retains all rights to pursue any and all claims or actions against Employee as a result of Employee publicizing or discussing the terms of this Agreement in a manner prohibited by this Paragraph.

14.      Non-Disclosure of Confidential Information. The Parties hereby incorporate herein the confidentiality provisions set forth in Paragraph 12 of the Amended Employment Agreement.

15.      Reasonable Scope of Agreement. Employee and the Company acknowledge that the scope of this Agreement, including without limitation, Paragraphs 13 and 14 of this Agreement, is reasonable in light of its narrow focus and the legitimate interests of Employee and the Company to be protected.

16.      No Admission of Wrongdoing. The parties to this Agreement agree that nothing in this Agreement is an admission by any party hereto of any wrongdoing, either in violation of an applicable law or otherwise, and that nothing in this Agreement is to be construed as such by any person.

17.      Knowing and Voluntary Agreement. Employee acknowledges further that he understands this Agreement; the claims he is releasing herein; the promises and agreements he is making herein, including but not limited to the agreement to amend his Employment Agreement; and the effect of his signing this Agreement. Employee represents, declares, and agrees further that he voluntarily accepts the consideration described above in Paragraph 2 for the purpose of making a full and final compromise, adjustment, and settlement of all claims or potential claims against the Company from any action or inaction taking place prior to or on the Offer Date.

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18.      Choice of Law. Because of the Company’s and Employee’s substantial contacts with Missouri, the fact that the Company hired Employee in Missouri, Employee’s primary place of work for the Company has been located in Missouri, and the Parties’ interests in ensuring that disputes regarding the interpretation, validity, and enforceability of this Agreement are resolved on a uniform basis, the Parties agree that the Agreement shall be interpreted, construed, applied, and governed by and according to the laws of the State of Missouri, without regard for any conflict of law principles.

19.      Modification. Subject to Paragraph 21 of this Agreement, the Parties agree that this Agreement may not be modified, altered, or changed except by a written agreement signed by the Parties.

20.      Entire Agreement. The parties acknowledge that this constitutes the entire agreement between them superseding all prior written and oral agreements, regarding Employee’s resignation from the positions of Chief Financial Officer, Executive Vice President, Secretary, and Treasurer of the Company, and there are no other understandings or agreements, written or oral, among them on the subject of Employee’s resignation. Nothing in Paragraph 20 of this Agreement is intended to terminate, render void or voidable, or breach any of the terms of the amended Employment Agreement, attached hereto as Attachment A. Furthermore, nothing in this Agreement supersedes the Company’s Option Agreements and Awards or Performance Share Agreements.

21.      Severability. If any provision of this Agreement is deemed by a court of competent jurisdiction to be unenforceable because it is overbroad or unreasonable, then such provision shall be modified and, to the maximum extent permitted under applicable law, enforced. If any provision of this Agreement is held to be invalid and not subject to modification, the remaining provisions shall remain in full force and effect.

22.      Rule of Construction. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The parties intend for this Agreement to satisfy the provisions of the Age Discrimination in Employment Act of 1967, as amended, and the Sarbanes-Oxley Act of 2002, and this Agreement shall always be construed or limited in conformity with such provisions.

23.      Execution and Effective Date. Separate copies of this document shall constitute original documents which may be signed separately but which together will constitute one single agreement. This Agreement will not be binding on any party, however, until, at a minimum, it is signed by all parties or their representatives. In addition, this Agreement shall become effective and binding on the eighth day following Employee’s execution of this Agreement.

24.      Time for Consideration. Employee acknowledges that the Company first gave him a copy of this Agreement by or before the close of the business day on January 30, 2008 (the “Offer Date”), and that, at that time, the Company advised Employee that Employee could consider the offer for up to twenty-one (21) days from the Offer Date. This Agreement shall not become final and binding upon

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Employee until the eighth calendar day following Employee’s execution of this Agreement (the “Effective Date”). During said seven-day period, Employee may revoke this Agreement by giving written notice to Peter Edison, Chairman and Chief Executive Officer, Bakers Footwear Group, Inc., 2815 Scott Avenue, St. Louis, MO 63103. By executing this Agreement, Employee acknowledges that the Company has advised him that he has up to twenty-one (21) days until the close of the business day on February 20, 2008, within which to consider this Agreement before signing the same, and that Employee has, in fact, been given at least twenty-one (21) days within which to consider this Agreement prior to signing the Agreement. Notwithstanding the opportunity to consider this Agreement for twenty-one (21) days, Employee acknowledges that should he sign this Agreement anytime prior to the expiration of twenty-one (21) days, that he has nonetheless given full consideration to those terms and signs of his free volition. The Company shall be deemed to have revoked its offer to enter into this Agreement if Employee shall not have executed this Agreement within twenty-one (21) days of the Offer Date.

25.      Consultation with an Attorney. By executing this Agreement, Employee acknowledges that, at the time the Company presented this Agreement to him for his consideration, the Company advised Employee to consult with an attorney about this Agreement, its meaning and effect, prior to executing this Agreement.

26.      No Reliance. The parties have not relied on any representations, promises, or agreements of any kind made to them in connection with this Agreement, except for those set forth in this Agreement.

27.      Capacity to Settle. Each party herein represents and warrants to the other that each has no legal impediments (including bankruptcies) to fully and completely settle all claims and to sign this Agreement. Both parties further warrant that each is the sole owner of all the claims released in this Agreement, and that each has not assigned or transferred any such claim (or any interest in any such claim) to any other person, and that each will indemnify, defend and hold each other harmless for any damages costs, fees or expenses which they may incur if these representations and warranties are incorrect in any respect.

28.      Materiality. The parties acknowledge and agree that each Paragraph of this Agreement constitutes a material term of the Agreement, without which the Company would not enter into this Agreement.

29.      Choice of Forum. All actions for and/or relating to the interpretation, breach, and/or enforcement of this Agreement shall be brought and litigated exclusively in the Circuit Court for the County or City of St. Louis, Missouri, or the U.S. District Court for the Eastern District of Missouri.

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IN WITNESS WHEREOF, the undersigned parties have executed this General Release and Agreement to Amend Employment Agreement.

I HAVE READ THIS SEPARATION AGREEMENT AND GENERAL RELEASE AND, UNDERSTANDING ALL OF ITS TERMS, SIGN IT OF MY FREE WILL.

February 1, 2008	/s/ Lawrence L. Spanley, Jr.
Lawrence L. Spanley, Jr.

Subscribed and sworn to before me, a Notary Public, this ____ day of February, 2008.

__________________________________

NOTARY PUBLIC

My commission expires: ____________

THE COMPANY:

February 1, 2008	By:	/s/ Peter A. Edison
Peter A. Edison
Chief Executive Officer

Subscribed and sworn to before me, a Notary Public, this ____ day of February, 2008.

__________________________________

NOTARY PUBLIC

My commission expires: ____________

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ATTACHMENT A

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of February 3, 2008, by and between BAKERS FOOTWEAR GROUP, INC., a Missouri corporation (the “Company”), and Lawrence L. Spanley, Jr. (“Employee”).

WHEREAS, the Company desires to retain the services of Employee in the position of special advisor to the principal executive officer and the principal financial officer; and

WHEREAS, the Company and Employee desire to enter into this Agreement to set forth the terms and conditions of the employment relationship between the Company and Employee.

NOW, THEREFORE, in consideration of the mutual premises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Term. Employee’s term of employment (the “Employment Term”) under this Agreement shall commence on February 3, 2008, and shall continue for a period through and including January 30, 2010. From February 3, 2008, through January 31, 2009, Employee’s regular work schedule shall include three (3) full days of work per week. From February 1, 2009, through the end of the Employment Term, the Company may in consultation with Employee, on an annual basis, elect to reduce Employee’s regular work schedule from three (3) full days of work per week to either two (2) full days of work per week, or one (1) full day of work per week.

2.        Duties. Employee shall perform all duties incident to the position of special advisor to the principal executive officer and the principal financial officer as well as any other duties as may from time to time be assigned by the Chairman and Chief Executive Officer of the Company or his designee, and agrees to abide by all By-laws, policies, practices, procedures or rules of the Company. Employee may be reassigned or transferred to another position, as designated by the Chairman and Chief Executive Officer of the Company, which may or may not provide the same level of responsibility as the initial assignment, in accordance with the terms and conditions of this Agreement. Furthermore, Employee shall assist and cooperate with the transition of his responsibilities as Chief Financial Officer, Executive Vice President, Secretary, and Treasurer of the Company to Employee’s successor(s) in those positions.

3.        Exclusive Services and Best Efforts. Subject to the provisions of Paragraphs 1 and 4, Employee agrees to devote his best efforts, energies and skill to the discharge of the duties and responsibilities attributable to his position, and to this end, he will devote his time and attention exclusively to the business and affairs of the Company. Employee also agrees that he shall not take personal advantage of any business opportunities that arise during his employment and that may benefit the Company. All material facts regarding such opportunities must be promptly reported to the Chairman and Chief Executive Officer for consideration by the Company.

ATTACHMENT A

4.        Base Salary. In exchange for Employee’s services rendered in the fiscal year 2008, the Company will pay Employee a total base salary of Sixty Thousand Dollars, and Twenty Cents ($60,000.20), less withholdings required by law and in accordance with the Company’s regular pay cycles. The parties understand and agree that Employee’s total base salary earned for his services rendered in the fiscal year 2008, taken together with the Company’s payment of the Total Resignation Payment to Employee pursuant to Paragraph 2(A) of Employee’s General Release and Agreement to Amend Employment Agreement, will result in Employee’s regular pay cycle payments from the Company remaining the same as they were during the fiscal year 2007 for the twenty-six (26) pay installments following February 3, 2008. Following January 31, 2009, Employee’s work schedule, as determined by the Company on an annual basis pursuant to Paragraph 1 above, will dictate Employee’s earnings. For the fiscal year 2009, the Company shall continue to pay Employee a total base salary of Sixty Thousand Dollars, and Twenty Cents ($60,000.20), less withholdings required by law and in accordance with the Company’s regular pay cycles, to the extent that Employee’s regular work schedule is three (3) full work days per week for the period of February 1, 2009, through the end of the Employment Term. However, to the extent Employee’s weekly schedule is reduced following January 31, 2009, from three (3) full days of work to two (2) days or one (1) day of work per week, Employee’s earnings will be prorated accordingly. In any event, the Company will continue to pay Employee on its regular two-week pay cycles throughout the Employment Term.

5.        Benefit Plans. During the Employment Term and as otherwise provided herein, Employee shall be entitled to participate in any and all employee welfare and health benefit plans, including the Company’s medical insurance, life insurance, dental insurance, and disability insurance plans, and other employee benefit plans. Furthermore, Employee shall be entitled to participate in the Company’s 401(k) plan in accordance with Company policy. Employee shall comply with the conditions attendant to coverage by such plans and policies and shall comply with and be entitled to benefits only in accordance with the terms and conditions of such plans and policies as they may be amended from time to time or as agreed to by the plan sponsor(s) or administrator(s) of such plans. Nothing herein contained shall be construed as requiring the Company to establish or continue any particular benefit plan in discharge of its obligations under this Employment Agreement.

(a) Medical, Dental, and Life Insurance. Employee’s contributions (paid through payroll deduction) toward medical, dental, and life insurance premiums under the Company’s medical insurance, dental insurance, and life insurance plans (for himself and his wife, Linda, in the case of the medical insurance and dental insurance plans, and for himself in the case of the life insurance plan) shall remain the same as they were on February 2, 2008, through January 31, 2009. Beginning on February 1, 2009, the Company will pay for the entire cost of premiums for medical and dental insurance coverage under the Company’s medical insurance and dental insurance plans for Employee until January 6, 2012 (or until his death, if earlier), and for Employee’s spouse until April 16, 2012 (or until her death, if earlier). Beginning on February 1, 2009, the Company will pay for the entire cost of premiums for life

ATTACHMENT A

insurance coverage under the Company’s life insurance plan for Employee until January 6, 2012 (or until his death, if earlier).

(b) Long-Term Disability Insurance. From February 3, 2008, through January 31, 2009, Employee’s long-term disability (“LTD”) insurance premiums under the Company’s LTD insurance plan shall be based on Employee’s annual earnings of $195,000; however, the maximum payable benefit under that plan is based on annual earnings of $120,000.00. Beginning on February 1, 2009, Employee’s LTD insurance premiums under the Company’s LTD insurance plan shall be based on Employee’s actual annual earnings until the end of the Employment Term.

(c) Paid Sick Leave. Employee is entitled to six (6) days of paid sick leave during each fiscal year of his employment with the Company.

(d) Paid Vacation. From February 3, 2008, through February January 31, 2009, Employee shall accrue paid vacation at a rate of twelve (12) days per accrual year, which begins on July 1 and ends on June 30 of each year of his employment with the Company. Accordingly, Employee will accrue and may take six (6) days of paid vacation for the period of February 3, 2008, through June 30, 2008, and six (6) days of paid vacation time for the period of July 1, 2008, through January 31, 2009. Furthermore, during the period of February 3, 2008, through June 30, 2008, Employee may carry over and use ten (10) days of paid vacation time that Employee accrued but did not use between July 1, 2007, and February 2, 2008. From February 1, 2009, through the end of the Employment Term, Employee shall accrue paid vacation time on a prorated basis based on the number of days per week Employee works and may store and use his paid vacation time consistent with the Company’s policy on paid vacation accrual and use. The Company will not be obligated to pay Employee for any unused paid vacation time at the end of the Employment Term or, otherwise at the time of Employee’s separation from the Company, except as provided in Paragraph 8, below.

6.        Deduction from Salary and Benefits. The Company may withhold from any salary or benefits payable to Employee all federal, state, local and other taxes and other amounts as permitted or required pursuant to law or legal compulsion.

7.        Reimbursement of Business Expenses. Employee shall be paid or reimbursed for all reasonable, ordinary and necessary business expenses incurred by Employee in the performance of his responsibilities and the promotion of the Company’s businesses, including any air travel, lodging, and automobile and related travel expenses. Employee shall submit to the Company periodic statements of all expenses so incurred. Subject to such audits as the Company may deem necessary, the Company shall reimburse Employee the full amount of any such expenses advanced by him in the ordinary course of business.

8.        Death. The Employment Term shall terminate on the date of Employee’s death, in which event Employee’s salary and benefits owing to Employee through the date of Employee’s death, including the amount that Employee would have been paid

ATTACHMENT A

for the vacation for which Employee was eligible but did not use in the applicable period, shall be paid to his wife, Linda, or if she is not then living or Employee is not married to her at the time of his death, then to Employee’s estate; provided, however, that the Company shall continue to maintain medical and dental insurance coverage for Employee’s wife, Linda, under the Company’s medical and dental insurance plans until April 16, 2012 (or until her death if earlier).

9.        Disability. If, during the Employment Term, in the reasonable opinion of the Company, Employee, because of physical or mental illness or incapacity, shall become unable to perform substantially all of the duties and services required of him under this Agreement for a period of sixty (60) days in the aggregate during any twelve-month period, the Company may, upon at least ten (10) days’ prior written notice given at any time after the expiration of such sixty (60) day period and as permitted by applicable law, notify Employee of its intention to terminate the Employment Term under this Agreement as of the date set forth in the notice. In case of such termination, Employee shall be entitled to receive salary, benefits and reimbursable expenses owing to Employee through the date of termination.

10.	Termination For Cause.

(a) The Company may immediately terminate the Employment Term under this Agreement for cause. Upon such termination, the Company shall be released from any and all further obligations under this Agreement, except for accrued salary and benefits owing to Employee through the effective date of the termination of the Employment Term. Employee’s other obligations under this Agreement, including but not limited to those under Paragraph 12 (Non-Competition and Confidential Information) and Paragraph 14 (Other Post-Employment Obligations), shall continue pursuant to the terms and conditions of this Agreement.

(b)       For the purposes of this Agreement, “cause” shall include, without limitation, the following:

(1)	failure or neglect by Employee to perform the duties of the Employee’s position or meet the Company’s reasonable performance expectations;
(2)	failure of Employee to obey reasonable orders given by the Company’s Chairman and Chief Executive Officer or the Chief Accounting Officer;
(3)

misconduct in connection with the performance of any of Employee’s duties, including, without limitation, misappropriation of funds or property of the Company, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company, misrepresentation to the Company, or felony conviction for any violation of law on Company premises or while in the Company’s employ or to which the Company is subject;

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(4)	commission by Employee of an act involving moral turpitude, dishonesty, theft or unethical business conduct, or conduct that impairs or injures the reputation of, or harms, the Company,
(5)	disloyalty by Employee, including, without limitation, aiding a competitor;
(6)

failure by Employee to devote his time as provided in Paragraphs 1 and 4, above, and best efforts to the Company’s business and affairs during the Employment Term, except that Employee shall have the right to perform work for other employers not engaged in competition with the Company during the Employment Term following the first fiscal year of the Employment Term;

(7)	failure by Employee to work exclusively for the Company during Employee’s scheduled work days;
(8)	failure to fully cooperate in any investigation by the Company at reasonable times and places; or
(9)	any breach of this Agreement or Company rules of which Employee has been made aware, or any other act of willful misconduct by Employee.

11.      Expiration of Employment Term. The Employment Term under this Agreement expires on January 30, 2010, and at that time, Employee will no longer be employed by the Company in any capacity. It is expressly agreed that the Company shall continue to maintain medical and dental insurance coverage for Employee’s wife, Linda, under the Company’s medical insurance and dental insurance plans until April 16, 2012 (or until her death, if earlier). It is further expressly agreed that the Company shall continue to maintain life insurance coverage for Employee until April 6, 2012 (or until his death, if earlier).

12.	Non-Competition and Confidential Information.

(a)       Non-Competition. The Company does business throughout the United States. The entities listed on Exhibit A, attached hereto and incorporated herein by reference, are competitors of the Company that also do business throughout the United States. During the Employment Term and for a period of twelve (12) months after earlier of (1) the termination for any reason of Employee's employment with the Company or (2) the expiration of this Agreement, Employee will not, without the prior written consent of the Chairman and CEO of the Company or Board, in any manner, directly or indirectly, either as an employee, owner, partner, consultant, shareholder, director or officer, for himself or in behalf of any person, firm, partnership, entity or corporation, work for, become employed by or interested directly or indirectly in, or in any other way become employed by or interested directly or indirectly in, or in any other way become associated with, any of the entities listed in Exhibit A or any of their subsidiaries or affiliated or related entities, or any of their successors that compete with

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the Company. The Board shall have the right to modify, add to, or delete from the list set forth in Exhibit A, and may do so from time to time by written notice pursuant to Paragraph 20 of this Agreement. Furthermore, the aforementioned twelve (12) month time period shall be extended for a time period equal to the time period during which a violation of Paragraph 12(a) exists during the twelve (12) months following the termination or expiration of the Employment Agreement.

(b)       Confidentiality. Employee shall not use or disclose, or provide to others, any Confidential Information except as is necessary to discharge his responsibilities to the Company as in the position of special advisor to the principal executive officer and the principal financial officer. “Confidential Information” shall mean any and all information of the Company that is not generally known to the public, including but not limited to such information relating to the Company’s (i) development, research, testing, manufacturing, marketing and financial activities; (ii) products and services; (iii) costs, sources of supply, financial performance and strategic plans; (iv) information pertaining to the identity and special needs of the Company’s customers of the Company, and (v) client lists and information pertaining to the people and organizations with whom the Company has business relationships and the substance of those relationships. Confidential Information also includes any information that the Company has received belonging to customers or others with any understanding, express or implied, that the information would not be disclosed by the Company. The confidentiality obligation under this Paragraph shall not apply to information that is generally known or reasonably available to the public at the time of disclosure or becomes generally known through no wrongful act, directly or indirectly, on the part of Employee. As a further acknowledgment of his responsibilities under this Paragraph, Employee further acknowledges and agrees that:

(1)       all memoranda, notes, records, reports, papers, drawings, designs, computer files in any media, documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by Employee, shall be the sole and exclusive property of the Company. Employee represents and warrants that that during Employee’s employment with the Company, other than to the extent required by his responsibilities with the Company, Employee has not intentionally disclosed any Confidential Information, and that he has no knowledge of having unintentionally disclosed the Company’s Confidential Information. Employee represents and warrants further that during the Employment Term Employee will not disclose any Confidential Information.

(2)       if Employee is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, deposition, subpoena, civil or federal agency investigative demand or similar process) to disclose any Confidential Information, Employee shall, where permitted under applicable law, rule or regulation, provide written notice to the Company promptly after such request so the Company may, at its expense, seek a protective order or other appropriate remedy, and Employee agrees to reasonably cooperate with the Company in connection with seeking such order or other remedy. If such protective order or other remedy is not

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obtained, Employee shall furnish only that portion of the Confidential Information that Employee is advised by his counsel is required, and shall exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information. In addition, Employee may disclose Confidential Information in the course of inspections, examinations, or inquiries by federal or state regulatory agencies and self regulatory organizations that have requested or required the inspection of records that contain the Confidential Information provided that Employee exercises reasonable efforts to obtain reliable assurances that confidential treatment will be accorded to such Confidential Information. To the extent such information is required to be disclosed and is not accorded confidential treatment as described in the immediately preceding sentence, it shall not constitute “Confidential Information” under this Agreement.

(c)	Enforcement.

(1)       Employee agrees that the restrictions set forth in this Paragraph are reasonable and necessary to protect the Company’s goodwill and other legitimate business interests. If any of the covenants set forth herein are deemed to be overbroad or unenforceable the parties contemplate that such provisions shall be modified to make them enforceable to the fullest extent permitted by law.

(2)       In the event of a breach or threatened breach by Employee of any of the provisions of this Paragraph, (i) Employee acknowledges that the Company will be irreparably harmed and that money damages may be an insufficient remedy to the Company; and (ii) Employee shall pay all of the Company’s costs and expenses incurred in enforcing this Agreement, whether or not litigation is commenced. Employee acknowledges that enforcement of the provisions of this Paragraph by way of injunctive relief would not prevent Employee from earning a livelihood.

(d)       The provisions of this Paragraph shall survive the termination of Employee’s employment, regardless of the reason for the termination. The provisions of this Paragraph shall be deemed independent of the other provisions of this Agreement and shall be enforceable in all events, notwithstanding the termination of Employee’s employment or even a breach by the Company of any provision of this Agreement.

13.      Representations and Warranties of Employee. Employee hereby represents and warrants to the Company as follows: Employee’s execution and delivery of this Agreement and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which Employee is a party or by which he is or may be bound or subject; and

14.	Other Post-Employment Obligations.

(a)       Company Property. All records, files, lists, including computer generated lists, documents, computers, computer software programs, equipment, telephones, telephone numbers, and similar items relating to the Company’s business

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that Employee shall prepare or receive from the Company shall remain the Company’s sole and exclusive property. Upon termination of this Agreement, Employee shall promptly return to the Company all property of the Company in his possession. Employee further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company. Employee additionally represents that, upon termination of his employment with the Company, he will not retain in his possession any such software, documents or other materials.

(b)       Cooperation. Employee agrees that both during and after his employment he shall, at the request of the Company, render all assistance and perform all lawful acts that the Company considers necessary or advisable in connection with any litigation involving the Company or any director, officer, employee, shareholder, agent, representative, consultant, customer or vendor of the Company.

(c)       The provisions of this Paragraph shall survive the termination of Employee’s employment, regardless of the reason for the termination. The provisions of this Paragraph shall be deemed independent of the other provisions of this Agreement and shall be enforceable in all events, notwithstanding the termination of Employee’s employment or even a breach by the Company of any provision of this Agreement.

15.      Arbitration. Any and all disputes arising under or relating to the interpretation or application of this Agreement or concerning Employee’s employment with the Company or termination thereof, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 1981, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Missouri Human Rights Act, the Missouri Service Letter Law, and any other federal, state, or local law, and the common law of contract or tort, shall be subject to arbitration in St. Louis County, Missouri, under the then existing rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court of competent jurisdiction. Nothing contained in this Paragraph shall limit the right of the Company to enforce by court injunction or other equitable relief the Employee’s obligations under this Agreement, including but not limited to those under Paragraphs 12 and 14 of this Agreement.

16.      Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Missouri, without regard to the conflicts of law rules thereof.

17.      Jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the jurisdiction of the Circuit Court of St. Louis County, Missouri, and of the United States District Court for the Eastern District of Missouri in connection with any suit, action or other proceeding concerning the interpretation or application of this Agreement, Employee’s employment with the Company or termination thereof, or enforcement of Paragraphs 15 or 17 of this Agreement. Employee waives and agrees

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not to assert any defense that the court lacks jurisdiction, that venue is improper, that the forum is inconvenient, or otherwise.

18.      Successors and Assigns. Neither this Agreement, nor any of Employee’s rights, powers, duties or obligations hereunder, may be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and the Company and its successors and assigns. In the event of a sale of all or substantially all of the Company’s assets, the Company agrees to use reasonable efforts to attempt to facilitate the assumption by the purchaser of such assets of the Company’s obligations with respect to the provision of medical insurance for Employee and his wife as described in Section 5(a) but only to the extent provided for in Section 5(a) of this Agreement.

19.      Waiver. Any waiver or consent from the Company with respect to any term or provision of this Agreement or any other aspect of Employee’s conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to, any term or provision of this Agreement or any other aspect of Employee’s conduct or employment shall not in any manner (except as otherwise expressly provided herein) affect the Company’s right at a later time to enforce any such term or provision.

20.      Notices. All notices under this Agreement must be in writing and shall be deemed to have been duly given if delivered by hand or mailed by first class mail, registered mail, return receipt requested, postage and registry fees prepaid, to the applicable party and addressed as follows:

(a)	The Company:

Bakers Footwear Group, Inc.

2815 Scott Avenue

St. Louis, Missouri 63103

Attention: Chairman and Chief Executive Officer

(b)	Employee:

Lawrence L. Spanley, Jr.

2153 Avalon View Drive

Fenton, MO 63026

Addresses may be changed by notice in writing signed by the addressee.

21.      Amendment. No amendment or modification of this Agreement shall be valid or effective, unless in writing and signed by the parties to this Agreement.

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22.	Entire Agreement.

(a) This Agreement embodies the entire agreement of the parties hereto with respect to its subject matter and merges with and supersedes all prior discussions, agreements, commitments or understandings or every kind and nature relating thereto, whether oral or written, between Employee and the Company including the severance agreement from 1997; provided, however, that nothing in this Agreement supersedes the Company’s Option Agreements and Awards or Performance Share Agreements. Neither party shall be bound by any term or condition other than as is expressly set forth herein.

(b) Employee represents and agrees that he fully understands his right to discuss all aspects of this agreement with his private attorney, that to the extent he desired, he availed himself of this right, that he has carefully read and fully understands all of the provisions of the Agreement, that his decision to execute this Agreement has not been obtained by any duress and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this Agreement.

(c) As of February 3, 2008, this Agreement restates and replaces, in its entirety, any previous employment agreements signed prior to February 3, 2008, by and between the Company and Employee. Notwithstanding the provisions of this Agreement, nothing herein is intended to render invalid, void, or unenforceable the terms of the General Release and Agreement to Amend Employment Agreement executed by Employee and the Company prior to February 3, 2008.

23.      Severability. If any provision of this Agreement is deemed by a court of competent jurisdiction to be unenforceable because it is overbroad or unreasonable, then such provision shall be modified and, to the maximum extent permitted under applicable law, enforced. If any provision of this Agreement is held to be invalid and not subject to modification, the remaining provisions shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first hereinabove set forth.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION, WHICH MAY BE ENFORCED BY THE PARTIES.

COMPANY:		EMPLOYEE:

BAKERS FOOTWEAR GROUP, INC.

By:	/s/ Peter Edison	/s/ Lawrence L. Spanley, Jr.
	Peter Edison	Lawrence L. Spanley, Jr.

Title:	Chairman and Chief Executive Officer

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[Exhibit A to Employment Agreement has been omitted. The registrant undertakes to furnish supplementally a copy of this exhibit upon request.]